UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 11, 2025 (June 11, 2025)

ONEMAIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, IN 47708
(Address of principal executive offices) (Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2025, OneMain Finance Corporation (“OMFC”), a direct subsidiary of OneMain Holdings, Inc. (“OMH,” “we,” “us” or “our”) issued $800.0 million aggregate principal amount of OMFC’s 7.125% Senior Notes due 2032 (the “Notes”) under an Indenture, dated as of December 3, 2014 (the “Base Indenture”), among OMFC, as issuer, OMH, as guarantor, and Wilmington Trust, National Association, as trustee, as amended and supplemented by a Twenty-First Supplemental Indenture, dated as of June 11, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among OMFC, OMH and HSBC Bank USA, National Association, as series trustee (the “Trustee”), pursuant to which OMH provided a guarantee of the Notes. The Notes were offered and sold in an underwritten public offering made pursuant to a Prospectus Supplement, dated May 28, 2025, to the Prospectus, dated October 13, 2023, filed as part of OMFC’s and OMH’s joint Registration Statement on Form S‑3 (Registration No. 333-274956) filed with the Securities and Exchange Commission (the “SEC”). The Notes are guaranteed on an unsecured basis by OMH.

The Notes will mature on September 15, 2032 and bear interest at a rate of 7.125% per annum, payable semiannually in arrears on September 15 and March 15 of each year, beginning on September 15, 2025. The Notes are OMFC’s senior unsecured obligations and rank equally in right of payment to all of its other existing and future unsubordinated indebtedness from time to time outstanding. The Notes are guaranteed by OMH and will not be guaranteed by any of OMFC’s subsidiaries, including OneMain Financial Holdings, LLC, or any other party. The Notes are effectively subordinated to all of OMFC’s secured obligations to the extent of the value of the assets securing such obligations, structurally subordinated to all existing and future liabilities of our subsidiaries (other than OMFC), and rank senior in right of payment to all existing and future subordinated indebtedness of OMFC.

The Notes may be redeemed, in whole or in part, at OMFC’s option, at any time or from time to time (i) prior to June 15, 2028, at a “make-whole” redemption price specified in the Indenture, and (ii) on and after June 15, 2028, at the applicable redemption price set forth below (expressed as a percentage of the principal amount of the Notes to be redeemed), if redeemed during the 12-month period beginning on June 15 of each of the years indicated below, in each case plus accrued and unpaid interest on such principal amount to, but not including, the applicable redemption date.

Year	Percentage
2028	103.56250%
2029	101.78125%
2030 and thereafter	100.00000%

The Indenture contains covenants that, among other things, limit OMFC’s ability to create liens on assets and restrict OMFC’s ability to consolidate, merge or sell its assets. The Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately. The Notes will not have the benefit of any sinking fund.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and Supplemental Indenture (and form of 7.125% Senior Notes due 2032 included therein as Exhibit A), copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. In connection with the issuance of the Notes, Jeffrey M. Gershon, Associate General Counsel of OMFC, and Skadden, Arps, Slate, Meagher & Flom LLP provided OMFC with the legal opinions filed as Exhibits 5.1 and 5.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8‑K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1
Indenture relating to the Notes, dated as of December 3, 2014, among OneMain Finance Corporation, OneMain Holdings, Inc. and Wilmington Trust, National Association, as trustee, as filed with the SEC on December 3, 2014 as Exhibit 4.1 to OMH’s Current Report on Form 8-K (File No. 001-36129), and incorporated herein by reference.

*4.2
Twenty-First Supplemental Indenture relating to the Notes, dated as of June 11, 2025, among OneMain Finance Corporation, OneMain Holdings, Inc. and HSBC Bank USA, National Association, as series trustee (including the form of 7.125% Senior Notes due 2032 included therein as Exhibit A).

*5.1	Opinion of Jeffrey M. Gershon.
*5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
*23.1	Consent of Jeffrey M. Gershon (included as part of Exhibit 5.1 hereto).
*23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

By:	/s/ Jeannette E. Osterhout
Name:	Jeannette E. Osterhout
Title:	Executive Vice President and Chief Financial Officer

Date: June 11, 2025